EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement of Eaton Vance NextShares Trust (1933 Act File No. 333-197733) of my opinion dated July 30, 2015 which was filed as Exhibit (i) to Pre-Effective Amendment No. 3.

/s/ Katy D. Burke
Katy D. Burke, Esq.

April 27, 2017

Boston, Massachusetts